EXHIBIT 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS THIRD QUARTER 2008 RESULTS

Houston, Texas (November 10, 2008)

Landry’s Restaurants, Inc. (NYSE: LNY - News; the “Company”), today announced its results for the third quarter ended September 30, 2008.

Revenues from continuing operations for the three months ended September 30, 2008, totaled $289.7 million, as compared to $295.8 million a year earlier, including $60.6 million and $62.7 million, respectively from the Golden Nugget properties.

Loss from continuing operations for the quarter was $7.7 million or $0.50 per share-diluted, compared to $3.1 million or $0.17 per share-diluted reported last year. Included in the current quarter amount are non-cash impairment charges of $12.0 million after-tax, primarily related to Hurricane Ike, for a total of $0.79 per share. The prior comparable period includes $8.5 million after-tax expense related to issuing our Senior Exchange Notes. Excluding the impact of these items, earnings per share-diluted from continuing operations were $0.29 for the quarter compared to $0.31 for the prior year. During the third quarter of 2008, consolidated pre-tax interest expense was $19.5 million compared to $17.1 million in the comparable period last year primarily due to additional borrowings associated with the Golden Nugget expansion. Excluding the effect of the storms, same store sales for the Company’s restaurants were negative 2.0% for the quarter.

Revenues were adversely impacted by an estimated $7.8 million due to four named storms during the third quarter, Eduard, Gustav, Hannah and Ike. On September 13, 2008, Hurricane Ike struck the Gulf Coast of the United States, causing considerable damage to the cities of Galveston, Kemah and Houston, Texas and surrounding areas. Several of our restaurants in Galveston and Kemah sustained significant damage, as did the amusement rides, the boardwalk itself and some infrastructure at the Kemah Boardwalk. Widespread power outages led to the closure of 31 Houston area restaurants for a varying amount of days until power was restored. All Houston restaurants have reopened, as well as nine restaurants in Galveston and Kemah, while seven restaurants remain closed. In addition, the amusement rides and much of the complementary businesses at the Kemah Boardwalk also remain closed. We expect additional business units to reopen each month and to be fully reopened with all business units by March 2009.

Based on preliminary estimates of the damage sustained by our properties, a pre-tax asset impairment charge of $24.4 million was recorded during the third quarter of 2008 reduced by $7.5 million as a result of insurance proceeds received under our various property and casualty insurance policies. While we expect to receive substantial additional insurance proceeds under these policies in the future, the ultimate amount that we will collect has not yet been determined. Any future recoveries under these policies will be recognized in the period in which all contingencies have been resolved.

Revenues from continuing operations for the nine months ended September 30, 2008, totaled $890.2 million, as compared to $882.5 million a year earlier. Net earnings from continuing operations for the nine months were $8.9 million, compared to $29.3 million reported last year. Earnings per share-diluted from continuing operations for the nine months were $0.57, compared to $1.44 in the prior year.

As a result of our 2006 sale of the Joe’s Crab Shack concept and closure of certain additional locations, the results of operations for these restaurants are reflected as discontinued operations in the Company’s financial statements. The loss from discontinued operations, net of taxes, for the quarter was $9.4 million or $0.62 per share-diluted compared to a loss of $1.3 million or $0.08 per share-diluted in the prior year primarily due to impairment and lease termination costs reflecting the difficult real estate market. For the nine months ended September 30, 2008, the loss for discontinued operations, net of tax was $10.5 million or $0.68 per share-diluted as compared to a loss of $4.6 million or $0.23 per share-diluted in the prior year. Therefore, the consolidated net loss for the quarter was $17.1 million or $1.12 per share-diluted, compared to net loss of $4.3 million or $0.25 per share-diluted in the comparable period in 2007. Consolidated net loss for the nine months ended September 30, 2008 was $0.11 per share-diluted compared to net income of $1.21 per share-diluted for the comparable period in the prior year.

The Senior Note holders have an option to require the Company to redeem the Notes beginning February 28, 2009 at 101% of face value. As a result, the Notes are reflected as current liabilities in the Company’s financial statements.

In connection with the previously announced merger, subject to certain conditions, the Company has committed financing sufficient to repay existing indebtness should the merger not be completed. The new financing will carry higher interest rates and more restrictive terms than our current agreements.

The Company’s continuing operations include restaurants primarily under the trade names Landry’s Seafood House, Chart House, Rainforest Cafe, Saltgrass Steak House and the Signature Group as well as other businesses including hotels, marinas, amusements, retail and the Golden Nugget Hotels and Casinos in Las Vegas and Laughlin, Nevada.

Proposed Merger

On June 16, 2008, the Company entered into a definitive merger agreement with Fertitta Holdings, Inc., Fertitta Acquisition Co. and, for limited purposes, Tilman J. Fertitta, pursuant to which Fertitta Holdings agreed to acquire all of the Company’s outstanding common stock. Fertitta Holdings and Fertitta Acquisition are new companies formed by Tilman J. Fertitta, Chairman of the Board, President and Chief Executive Officer of the Company. On October 18, 2008, the merger agreement was amended and now provides for an acquisition price of $13.50 per share in cash. In connection with the amended merger agreement, there is a new “go-shop” process being conducted by Cowen and Company (“Cowen”), the independent financial advisor to the special committee of independent directors of the Company which ends on November 17, 2008. The Company filed, on November 7, 2008, a revised preliminary proxy statement and related materials with the Securities and Exchange Commission that provides details about the amended merger agreement.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER HAS BEEN FILED WITH THE SEC.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fertitta Holdings, Inc.; the outcome of any legal proceedings that have been, or may be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement or amended merger agreement, including the back up financing for the Company in the event the merger does not occur; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; whether the final property and business interruption losses resulting from Hurricane Ike will be in accordance with the Company’s current estimate; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company may not update or revise any forward-looking statements made in this press release.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Landry’s Restaurants, Inc. Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: (713) 850-1010 or on the Company’s website at http://www.landrysrestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

Contact:	Tilman J. Fertitta	or	Rick H. Liem
	Chairman, President & C.E.O.		Executive Vice President & C.F.O.
	Landry’s Restaurants, Inc.		Landry’s Restaurants, Inc.
	www.landrysrestaurants.com		www.landrysrestaurants.com

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED September 30, 2008		FOR THE QUARTER ENDED September 30, 2007		FOR THE NINE MONTHS ENDED September 30, 2008		FOR THE NINE MONTHS ENDED September 30, 2007
REVENUES	$289,736	100.0%	$295,765	100.0%	$890,160	100.0%	$882,489	100.0%

COST OF REVENUES	62,269	21.5%	66,012	22.3%	191,642	21.5%	195,332	22.1%
LABOR	92,675	32.0%	97,409	32.9%	284,874	32.0%	282,680	32.0%
OTHER OPERATING EXPENSES	73,829	25.5%	73,282	24.8%	224,092	25.2%	218,559	24.8%

UNIT LEVEL PROFIT	60,963	21.0%	59,062	20.0%	189,552	21.3%	185,918	21.1%
GENERAL & ADMINISTRATIVE	11,732	4.0%	14,403	4.9%	36,876	4.1%	43,912	5.0%
PRE-OPENING COSTS	554	0.2%	958	0.3%	1,392	0.2%	2,131	0.3%
DEPRECIATION & AMORTIZATION	17,745	6.1%	16,466	5.6%	53,121	6.0%	48,635	5.5%
ASSET IMPAIRMENT EXPENSE	18,492	6.4%	—	0.0%	20,085	2.2%	—	0.0%
TOTAL OPERATING INCOME	12,440	4.3%	27,235	9.2%	78,078	8.8%	91,240	10.3%
OTHER EXPENSE	22,149		33,596		64,052		48,530
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(9,709)		(6,361)		14,026		42,710
TAX PROVISION (BENEFIT)	(2,029)		(3,295)		5,152		13,381

INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,680)		(3,066)		8,874		29,329
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	(9,375)		(1,267)		(10,536)		(4,603)
NET INCOME (LOSS)	$(17,055)		$(4,333)		$(1,662)		$24,726
EARNINGS (LOSS) PER SHARE - BASIC:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.50)		$(0.17)		$0.58		$1.48
LOSS FROM DISCONTINUED OPERATIONS	(0.62)		(0.08)		(0.69)		(0.23)

NET INCOME (LOSS)	$(1.12)		$(0.25)		$(0.11)		$1.25

AVERAGE SHARES	15,260		17,650		15,260		19,850
EARNINGS (LOSS) PER SHARE - DILUTED:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.50)		$(0.17)		$0.57		$1.44
LOSS FROM DISCONTINUED OPERATIONS	(0.62)		(0.08)		(0.68)		(0.23)

NET INCOME (LOSS)	$(1.12)		$(0.25)		$(0.11)		$1.21

AVERAGE SHARES	15,260		17,650		15,515		20,400

EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization):

Net income (loss)	$(17,055)		$(4,333)		$(1,662)		$24,726
Add back:
Loss from discontinued operations	9,375		1,267		10,536		4,603
Tax provision (benefit)	(2,029)		(3,295)		5,152		13,381
Other expense	22,149		33,596		64,052		48,530
Depreciation and amortization	17,745		16,466		53,121		48,635
Asset impairment expense	18,492		—		20,085		—
EBITDA	$48,677		$43,701		$151,284		$139,875

EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.